UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 6, 2004


                     PERFORMANCE TECHNOLOGIES, INCORPORATED
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


        0-27460                                                  16-1158413
(Commission File Number)                                      (I.R.S. Employer
                                                             Identification No.)


205 Indigo Creek Drive, Rochester, New York                        14626
 (Address of principal executive offices)                        (Zip Code)


                                 (585) 256-0200
               (Company's telephone number, including area code)


                                (Not Applicable)
          (Former name or former address, if changed since last report)

Item 2.02.  Results of Operations and Financial Condition

         On October 6, 2004, Performance Technologies, Incorporated issued a press release updating its guidance for the third quarter 2004. A copy of the related press release is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits

 (c)     Exhibits.

         (99.1) Press release issued by Performance Technologies, Incorporated on October 6, 2004.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                     PERFORMANCE TECHNOLOGIES, INCORPORATED


October 8, 2004                    By:/s/    Donald L. Turrell
                                   ---------------------------
                                             Donald L. Turrell
                                             President and
                                             Chief Executive Officer


October 8, 2004                    By:/s/    Dorrance W. Lamb
                                   -----------------------------
                                             Dorrance W. Lamb
                                             Chief Financial Officer and
                                             Vice President of Finance

                                                                    Exhibit 99.1


For more information contact:
Dorrance W. Lamb
Chief Financial Officer
Performance Technologies
585-256-0200 ext. 276
http://www.pt.com
finance@pt.com


                     Performance Technologies Updates Guidance
                             for the Third Quarter 2004



ROCHESTER, NY - October 6, 2004 -- Performance Technologies, Inc. (Nasdaq NM:
PTIX) today updated its guidance for the third quarter 2004. Performance Technologies' current expectations for the third quarter include the following:

   o Revenue for the third quarter 2004 is expected to be between $11.0 million and $11.5 million, compared to earlier guidance of $13.5 million to $14.5 million. The reduction in revenue is due to a combination of customers rescheduling third quarter orders until after the third quarter, customer orders being received too late to allow fabrication for third quarter shipment and the general weakness of orders from the Company's telecommunications customers.

   o In September, the Company sold its minority interest in Momentum Computer, Inc. for $2.1 million and realized a gain of approximately $1.2 million, or $.09 per diluted share. The total amount of cash consideration amounted to $3.1 million, including the payoff of a note receivable from Momentum.

   o GAAP earnings for the third quarter, including the gain on the Momentum investment, is now expected to be in the range of $.09 to $.11 per diluted share, compared to earlier guidance of $.06 to $.09 per diluted share.

"Weakness in sectors of the telecommunications market has placed significant pressure on the current quarter's revenue and operating earnings," said Don Turrell, president and chief executive officer. "Despite the current weakness, we continue to believe the Company's products are strategically positioned to increase market share and to improve the Company's financial performance when the fundamentals of its markets become more positive. Nonetheless, management is formulating actions and taking steps to reduce annualized expenses by approximately $2.0 million. The primary focus of this effort is to eliminate redundancy in the Company's multi-location operation and to streamline the organization."

The first step in this effort began in September and targets the integration of the recently acquired Voice Technology Group's sales and administrative functions with the corporate sales and administrative organizations. This action is expected to be completed in October. Further information about these cost reduction efforts will be discussed in the Company's third quarter earnings press release scheduled after the market closes on October 27, 2004.

About Performance Technologies


Performance Technologies (Nasdaq NM: PTIX) develops integrated platforms, components and software solutions for the world's evolving communications infrastructure. Our broad customer base includes companies in the communications, military and commercial markets. Serving the industry for more than 20 years, our complete line of packet-based products enables equipment manufacturers and service providers to offer highly available and fully-managed systems with time-to-market, performance and cost advantages.


Performance Technologies is headquartered in Rochester, New York. Additional operational and engineering facilities are located in San Diego and San Luis Obispo, California; Norwood, Massachusetts and Ottawa, Canada. For more information, visit www.pt.com.


Forward Looking Statements


The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections.


These forward-looking statements are subject to certain risks and uncertainties, and the Company's actual results could differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among other factors, general business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, the attainment of design wins, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company's manufacturing arrangements, the protection of the Company's proprietary technology, the dependence on key personnel, potential delays associated with the purchase and implementation of an enterprise-wide software system, and potential impairments of investments. These statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2003, as reported in its Annual Report on Form 10-K, and other documents as filed with the Securities and Exchange Commission.